EXHIBIT 24.1

POWER OF ATTORNEY

      Each of the undersigned directors and officers of First Horizon National Corporation, a Tennessee corporation (the “Company”), hereby appoints Marlin L. Mosby, III, James F. Keen, Clyde A. Billings, Jr., and Milton A. Gutelius, Jr., and each of them or their successors as officers of the Company acting singly, the true and lawful agents and attorneys of the undersigned, with full power of substitution and re-substitution, to do all things and to execute all instruments which any of them may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under such Act on Form S-4 of First Horizon National Corporation common stock, par value of $0.625 per share, to be used in the acquisition of West Metro Financial Services, Inc. This authorization includes the authority to sign the name of each of the undersigned in the capacities indicated below to such proposed Registration Statements to be filed in respect of the securities described in clauses (a) and (b) above, and to any amendments to any of such proposed Registration Statements or to any of the Registration Statements listed in clauses (c), (d), or (e) after this date.

      IN WITNESS WHEREOF, each of the undersigned has executed a copy of this Power of Attorney as of May 24, 2005.

/s/ J. KENNETH GLASS J. Kenneth Glass Chairman of the Board, President, Chief Exec. Officer, Director (Principal Executive Officer)	/s/ MARLIN L. MOSBY, III Marlin L. Mosby, III Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ JAMES F. KEEN James F. Keen Executive Vice President and Corporate Controller (Principal Accounting Officer)	/s/ ROBERT C. BLATTBERG Robert C. Blattberg Director

/s/ SIMON F. COOPER Simon F. Cooper Director	/s/ JAMES A. HASLAM, III James A. Haslam, III Director

/s/ R. BRAD MARTIN R. Brad Martin Director	/s/ VICKI R. PALMER Vicki R. Palmer Director

/s/ MICHAEL D. ROSE Michael D. Rose Director	/s/ MARY F. SAMMONS Mary F. Sammons Director

/s/ WILLIAM B. SANSOM William B. Sansom Director	/s/ JONATHAN P. WARD Jonathan P. Ward Director

/s/ Luke Yancy III Luke Yancy III Director